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                                                                  Exhibit (a)(6)

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE PAYER.--Social Security numbers have nine digits separated by two hyphens: i.e., 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the payer.

---------------------------------------------------------------    ---------------------------------------------------------------
                                           GIVE THE                                                           GIVE THE EMPLOYER
                                           SOCIAL SECURITY                                                    IDENTIFICATION
FOR THIS TYPE OF ACCOUNT:                  NUMBER OF--             FOR THIS TYPE OF ACCOUNT:                  NUMBER OF--
---------------------------------------------------------------    ---------------------------------------------------------------
 1. An individual's account                The individual            9. A valid trust, estate,                 The legal entity (Do
 2. Two or more individuals                The actual owner             or pension trust                       not furnish the
    (joint account)                        of the account or,                                                  identifying number
                                           if combined funds,                                                  of the personal rep-
                                           any one of the indi-                                                resentative or trus-
                                           viduals(1)                                                          tee unless the legal
 3. Husband and wife                       The actual owner                                                    entity itself is not
    (joint account)                        of the account or,                                                  designated in the
                                           if joint funds,                                                     account title.)(5)
                                           either person(1)         10. Corporate account                      The corporation
 4. Custodian account of a minor           The minor(2)             11. Religious, charitable, or              The organization
    (Uniform Gift to Minors Act)                                        educational organization account
 5. Adult and minor                        The adult or,            12. Partnership account held in the        The partnership
    (joint account)                        if the minor is the          name of the business
                                           only contributor,        13. Association, club or other             The organization
                                           the minor(1)                 tax-exempt organization
 6. Account in the name of                 The ward, minor,         14. A broker or registered nominee         The broker or
    guardian or committee for              or incompetent                                                      nominee
    a designated ward, minor,              person(3)                15. Account with the Department            The public entity
    or incompetent person                                               of Agriculture in the name of a
 7. a. The usual revocable savings         The grantor-                 public entity (such as a State or local
       trust account (grantor is also      trustee(1)                   government, school district, or prison)
       trustee)                                                         that receives agricultural program
    b. So-called trust account that is     The actual owner(1)          payments
       not a legal or valid trust under
       State law
 8. Sole proprietorship account            The owner(4)

---------------------------------------------------------------     ---------------------------------------------------------------

(1) List first and circle the name of the person whose number you furnish.

(2) Circle the minor's name and furnish the minor's social security number.

(3) Circle the ward's, minor's or incompetent person's name and furnish such person's social security number.

(4) Show the name of the owner.

(5) List first and circle the name of the legal trust, estate or pension trust.

NOTE: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.
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            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9
                                     PAGE 2

OBTAINING A NUMBER

If you don't have a taxpayer identification number or you don't know your number, obtain Form SS-5, Application for a Social Security Number Card, or Form SS-4, Application for Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service and apply for a number.

PAYEES EXEMPT FROM BACKUP WITHHOLDING

Payees specifically exempted from backup withholding on ALL payments include the following:

  - A corporation.

  - A financial institution.

  - An organization exempt from tax under section 501(a), or an individual retirement plan.

  - The United States or any agency or instrumentality thereof.

  - A State, the District of Columbia, a possession of the United States, or any subdivision or instrumentality thereof.

  - A foreign government, a political subdivision of a foreign government, or any agency or instrumentality thereof.

  - An international organization or any agency, or instrumentality thereof.

  - A registered dealer in securities or commodities registered in the U.S. or a possession of the U.S.

  - A real estate investment trust.

  - A common trust fund operated by a bank under section 584(a).

  - An exempt charitable remainder trust, or a non-exempt trust described in
    Section 4947(a)(1).

  - An entity registered at all times under the Investment Company Act of 1940.

  - A foreign central bank of issue.

Payments of dividends and patronage dividends not generally subject to backup withholding include the following:

  - Payments to nonresident aliens subject to withholding under section 1441.

  - Payments to partnerships not engaged in a trade or business in the U.S. and which have at least one nonresident partner.

  - Payments of patronage dividends where the amount received is not paid in money.

  - Payments made by certain foreign organizations.

  - Payments made to a nominee.

Payments of interest not generally subject to backup withholding include the following:

  - Payments of interest on obligations issued by individuals.

    Note: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business and you have not provided your correct taxpayer identification number to the payer.

  - Payments of tax-exempt interest (including exempt-interest dividends under section 852).

  - Payments described in section 6049(b)(5) of the Code to nonresident aliens.

  - Payments on tax-free covenant bonds under section 1451.

  - Payments made by certain foreign organizations.

  - Payments made to a nominee.

Exempt payees described above should file Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYER, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE "EXEMPT" ON THE FACE OF THE FORM, AND RETURN IT TO THE PAYER. IF THE PAYMENTS ARE INTEREST, DIVIDENDS, OR PATRONAGE DIVIDENDS, ALSO SIGN AND DATE THE FORM.

Certain payments other than interest, dividends and patronage dividends that are not subject to information reporting are also not subject to backup withholding. For details, see the regulations under sections 6041, 6041A(a), 6045, and 6050A.




PENALTIES

(1) PENALTY FOR FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBER -- If you fail to furnish your correct taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) FAILURE TO REPORT CERTAIN DIVIDEND AND INTEREST PAYMENTS -- If you fail to include any portion of an includible payment for interest, dividends, or patronage dividends in gross income, such failure will be treated as being due to negligence and will be subject to a penalty of 5% on any portion of any under-payment attributable to that failure unless there is clear and convincing evidence to the contrary.

(3) CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING. -- If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

(4) CRIMINAL PENALTY FOR FALSIFYING INFORMATION -- Falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

                       FOR ADDITIONAL INFORMATION CONTACT
                           YOUR TAX CONSULTANT OR THE
                           INTERNAL REVENUE SERVICE.